UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2015

DILIGENT CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on March 31, 2015, Diligent Corporation (the “Company”) and Alex Sodi (“Sodi”) entered into an amendment (the “Amendment”) to Mr. Sodi’s Employment Agreement, dated June 20, 2014 (the “Sodi Employment Agreement”), to provide for Mr. Sodi’s continued service with the Company in the capacity of Founder and Chief Product Strategy Officer.  The Amendment provided for, among other things, the opportunity for Sodi to resign for “Good Reason” or elect to commence the Transition Period, as defined in the Sodi Employment Agreement, during a six-month period following March 31, 2015 (the “Consideration Period”).  On September 30, 2015, New York City time, the Compensation Committee of the Board of Directors of the Company resolved that the Consideration Period under the Amendment shall be extended and shall terminate at 11:59 pm New York City time on March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2015	DILIGENT CORPORATION

	By:	/s/ Michael Stanton
Michael Stanton Chief Financial Officer